NEURO NUTRITION, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                       For the Period Ended April 30, 2005

JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------
9175 E. Kenyon Avenue, Suite 100
Denver, CO 80237
303-796-0099




              REPORT OF INDEPENDENT REGISTED PUBLIC ACCOUNTING FIRM


Board of Directors
Neuro Nutrition, Inc.
Denver, CO


We have audited the accompanying balance sheet of Neuro Nutrition, Inc.. (A Development Stage Company) as of April 30, 2005 and the related statements of operations, stockholders' equity, and cash flows for the four-month period ended April 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neuro Nutrition, Inc. as of April 30, 2005, and the results of their operations and their cash flows for the four-month period ended April 30, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3, conditions exist which raises substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Jaspers + Hall, PC
Denver, Colorado
June 27, 2005
/s/Jaspers + Hall, PC


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


                             NUERO NUTRITION, INC.
                         (A Development Stage Company)
                                 Balance Sheet
                                 April 30, 2005

                                                                                              April 30,
                                                                                                2005
                                                                                           ----------------
ASSETS:

   Current Assets:
      Cash                                                                                     $ 46,920
      Accounts Receivable                                                                            1,118
                                                                                           ----------------

Total Current Assets                                                                               48,038
                                                                                           ----------------

TOTAL ASSETS                                                                                   $ 48,038
                                                                                           ================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
    Current Liabilities:
         Notes Payable                                                                              70,000
                                                                                           ----------------

Total Current Liabilities                                                                          70,000
                                                                                           ----------------

 Stockholders Equity (Deficit):
    Common stock, $.001 par value, 50,000,000 shares                                                 7,725
        authorized, 7,725,000 shares issued and outstanding
    Accumulated Deficit                                                                           (29,687)
                                                                                           ----------------
                                                                                           ----------------

Total Stockholders' Equity (Deficit)                                                              (21,962)
                                                                                           ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                              $ 48,038
                                                                                           ================

The accompanying notes are an integra part of these financial statemens.

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                             NUERO NUTRITION, INC.
                          (Development Stage Company)
                            Statement of Operations
                 For the Four-Month Period Ended April 30, 2005






                                                        Four-month
                                                          Period
                                                     Ended April 30,
                                                           2005
                                                     -----------------

Revenue:
    Sales                                                     $ 1,268
    Less`Cost of Goods Sold                                      (915)
                                                     -----------------

Gross Profit                                                      353
                                                     -----------------

Costs and Expenses:
     Legal & Accounting                                         9,934
     Business Expenses                                         15,846
     Administrative Expenses                                    4,260
                                                     -----------------

Total Expenses                                                 30,040
                                                     -----------------

Net Loss From Operations                                    $ (29,687)
                                                     -----------------

Per Share Information:
     Weighted average number
     of common shares outstanding                             665,000
                                                     -----------------

Net Loss per common share                                   *
                                                     =================

* Less than $.01

The accompanying notes are an integral part of these financial statements.

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

                                                   COMMON STOCK                                             Total
                                                                                   Accumulated          Stockholders'
                                           # of Shares          Amount               Deficit                Equity
                                           -----------          ------               -------                ------


Stocks issued for cash                         7,450,000          $ 7,450                   $ -          $ 7,450
Stocks issued for services                       275,000              275                     -              275
Net Loss for Period                                    -                -               (29,687)         (29,687)
                                               ---------          -------             ---------        ---------
Balance - April 30, 2005                       7,725,000          $ 7,725             $ (29,687)       $ (21,962)
                                               =========          =======             =========        =========

The accompanying notes are an integral part of these financial statements.

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


                             NEURO NUTRITION, INC.
                         (A Development Stage Company)
                            Statement of Cash Flows
                 For the Four-Month Period Ended April 30, 2005

                                Indirect Method










                                                                                              Four-Month
                                                                                                Period
                                                                                           Ended April 30,
                                                                                                 2005
                                                                                           -----------------

Cash Flows from Operating Activities:

     Net Loss                                                                                    $ (29,687)
     Stocks issued for services                                                                        275
     Adjustments to reconcile net loss to net cash used
        by operating activities
     (Increase) in Accounts Receivable                                                              (1,118)
                                                                                           -----------------

Net Cash Used by Operating Activities                                                              (30,530)
                                                                                           -----------------

Cash Flows from Financiang Activities:

     Proceeds from Notes Payable                                                                    70,000
     Proceeds from Sale of Stock                                                                     7,450
                                                                                           -----------------

Net Cash from Financing Activities                                                                  77,450
                                                                                           -----------------

Net Increase in Cash & Cash Equivalents                                                             46,920

Beginning Cash & Cash Equivalents                                                                        -
                                                                                           -----------------

Ending Cash & Cash Equivalents                                                                    $ 46,920
                                                                                           =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for Interest                                                                           $ -
                                                                                           =================
     Cash paid for Income Taxes                                                                       $ -
                                                                                           =================

NON-CASH TRANSACTIONS
     Stock issued for services                                                                       $ 275
                                                                                           =================

The accompanying notes are an integral part of thesed financial statements.

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                              NEURO NUTRITION, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 April 30, 2005


Note 1 - Organization and Summary of Significant Accounting Policies:
         ------------------------------------------------------------

Organization:

The Company was incorporated on July 23, 2004 as 4 Your Life Nutrition, Inc., in the state of Colorado, and has been in the development stage since. On January 6, 2005 the Company name was changed to Neuro Nutrition, Inc. It is primarily organized for the purpose of distributing health supplements. The Company's fiscal year end is December 31.

Basis of Presentation - Development Stage Company:

The Company has not earned significant revenues from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents:
-------------------------

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Gain/Loss Per Share:

Net gain/loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

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                              NEURO NUTRITION, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 April 30, 2005

Other Comprehensive Income:

The Company has no material components of other comprehensive income (loss), and accordingly, net loss is equal to comprehensive loss in all periods.

Revenue Recognition:

Revenue is recognized as soon as a health supplement is sold.
Note 2 - Federal Income Taxes:
         ---------------------

The Company has made no provision for income taxes because there have been no operations to date causing income for financial statements or tax purposes.

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 ("SFAS 109"). "Accounting for Income Taxes", which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

                                                                   2004
Deferred tax assets
         Net operating loss carryforwards                     $  29,687
         Valuation allowance                                    (29,687)
                                                               ----------
         Net deferred tax assets                              $       0
                                                               ==========

As of April 30, 2005, the Company had net operating loss carryforwards of approximately $29,687 for federal income tax purposes. These carryforwards if not utilized to offset taxable income will begin to expire in 2010.









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                              NEURO NUTRITION, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 April 30, 2005



Note 3 - Going Concern

The Company's financial statements have been presented on the basis that it is a going concern, which contemplated the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital or locate a merger candidate and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is seeking new capital to revitalize the Company.

Note 4 - Capital Stock Transactions:

The authorized capital stock of the Company was established at 50,000,000 with a $.001 par value. The Company issued 7,725,000 shares of common stock through April 30, 2005.

Note 5 - Notes Payable:

The Notes Payable as of April 30, 2005 include:

                  Diane Wolta with interest accrued at 15%
                  per annum, due February 28, 2006.                    $20,000

                   Robert Wolta with interest accrued at 15%
                  per annum, due February 28, 2006.                     50,000
                                                                       --------
                           Total Notes Payable                         $70,000
                                                                       ========

Note 6 - Warrants and Options:

The promissory note for Diane Wolta and Robert Wolta include options for the holder and/or his assignee to have the right to convert the Principal amount and all accrued interest on their note into shares of common stock equal to the share payment amount of $.65 per share. If executed the Option will represent payment in full of the Note, including interest. All shares shall have piggyback registration rights and Maker agrees to register all shares in its `FIRST' registration. In addition the Holder shall, upon exercising the Option, receive warrants redeemable for common stock in a quantity equal to the number of shares received upon exercising the Option with an equivalent value of $.65 per share. Redemption period shall expire 24 months from the date of issue.


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                              NEURO NUTRITION, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 April 30, 2005


Note 7 - Segment Information:

Neuro Nutrition, Inc. operates primarily in a single operating segment, the distribution of health supplements.

Note 8 - Financial Accounting Developments:

Recently issued Accounting Pronouncements

In February 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The Company has not issued any financial instruments with such characteristics.

In December 2003, the FASB issued FASB Interpretation No 46 (revised December
2003), "Consolidation of Variable Interest Entities" (FIN No. 46R), which addresses how a business enterprise should evaluated whether it has a controlling financial interest in an entity through means other than voting rights and according should consolidate the entity. FIN No. 46R replaces FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", which was issued January 2003. Companies are required to apply FIN 46R to variable interests in variable interest entities ("VIEs") created after December 31, 2003. For variable interest in VIEs created before January 1, 2004, the Interpretation is applied beginning January 1, 2005. For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the, assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amount is not practicable, fair value at the date FIN No.46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The Company does not have any interest in any VIEs.

In December 2004, the FASB issued SFAS No. 123R (revised 2004), "Share-Based Payment" which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods after June 15, 2005. The new standard will require entities to expense employee stock options and other share-based payments. The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified transition method or the modified retrospective transition method. The Company is to evaluate how it will adopt the standard and the evaluating the effect hat the adoption of SFAS 123R will have on our financial position and results of operations.

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                              NEURO NUTRITION, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 April 30, 2005


Note 8 - Financial Accounting Developments (cont):

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." The statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4 previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight and rehandling costs may be so abnormal as to require treatment as current period charges". SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal". In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The adoption of SFAS No. 151 is not expected to have a material impact on the Company's financial position and results of operation.

In December 2004, the FASB issued SFAS No. 153, Exchange of Non-monetary Assets, an amendment of APB Opinion No. 23. The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminated of the exception for non-monetary exchanges of similar productive assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position and results of operations.